USA Truck Responds to Liberate Technologies Press Release

VAN BUREN, Ark., September 29, 2006-- USA Truck, Inc. (Nasdaq: USAK) is responding to a press release issued after the close of the market yesterday by Liberate Technologies stating that it had offered $21 per share to acquire USA Truck. Based on publicly available information, Liberate Technologies was formerly a public company that provided software to the cable television industry, which sold all its assets in 2005.

In that press release, Liberate Technologies suggests that it has been involved in an ongoing dialogue with USA Truck regarding such a proposal. However, the contact between Liberate Technologies and USA Truck has been limited to a few informal telephone conversations initiated by representatives of Liberate Technologies with USA Truck's management since late August 2006. Our Board of Directors will review and respond to any serious proposals in appropriate circumstances. However, we have received no written correspondence or offer from Liberate Technologies, nor has that company indicated to us any detailed terms and conditions or any specific structure or timing of any proposed transaction.

In the telephone conversations referred to above, Liberate Technologies has made a general suggestion that USA Truck should consider “going private” in a transaction involving Liberate Technologies and indicated that they believe $21 per share would be an appropriate price for such a transaction. Although Liberate Technologies has not made any formal offer that would merit a more specific response from us, USA Truck’s current strategy approved by our Board of Directors contemplates the continued growth of our fleet, aggressive management of operating expenses and other initiatives designed to facilitate long-term growth for the benefit of all our stockholders.

USA Truck appreciates the support of its stockholders as we continue to expand our business and maintain our focus on the strategies that have resulted in our strong balance sheet and significant operational improvements over the past several years.

This press release contains forward-looking statements and information that are based on our current beliefs and expectations and assumptions we have made based upon information currently available. Forward-looking statements include statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources, and may be identified by words such as “could,” “should,” “may,” “believe,” “expect,” “intend,” “plan,” “schedule,” “estimate,” “project” and similar expressions. These statements are based on current expectations and are subject to uncertainty and change. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will be realized. If one or more of the risks or uncertainties underlying such expectations materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. Among the key factors that are not within our control and that have a direct bearing on operating results are increases in fuel prices, adverse weather conditions, increased regulatory burdens and the impact of increased rate competition. Our results have also been, and will continue to be, significantly affected by fluctuations in general economic conditions, as our tractor utilization is directly related to business levels of customers in a variety of industries. In addition, shortages of qualified drivers and intense or increased competition for drivers have adversely impacted our operating results and our ability to grow and will continue to do so. Results for any specific period could also be affected by various unforeseen events, such as unusual levels of equipment failure or vehicle accident claims. Additional risks associated with our operations are discussed in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2005, and our subsequent quarterly reports on Form 10-Q.All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

USA Truck is a medium haul, dry van truckload carrier transporting general commodities throughout the continental United States and into and out of portions of Canada. We transport general commodities into Mexico by allowing through-trailer service on our trailers through our facility in the gateway city of Laredo, Texas. We also provide Third Party Logistics and Freight Brokerage services for a diverse customer base.

This press release and related information will be available to interested parties at our web site, http://www.usa-truck.com under the “Financial Data” tab of the “Investor Relations” page.

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Contact: CLIFF BECKHAM, Chief Financial Officer - (479) 471-2633